UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2005
Symbol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Symbol Plaza, Holtsville, New York		11742

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As described in Item 5.02 below, on July 28, 2005, Symbol Technologies, Inc. (the “Registrant”) entered into a Separation and Release Agreement (the “Separation Agreement”) with William R. Nuti in connection with his resignation as President and Chief Executive Officer of the Registrant and as a member of the board of directors of the Registrant, effective as of August 1, 2005. Pursuant to the Separation Agreement, Mr. Nuti agreed to release all claims against the Registrant in exchange for the waiver by the Registrant of the sixty (60) day notice requirement in Section 6(a)(vi) of Mr. Nuti’s employment agreement with the Registrant, dated as of March 31, 2004 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2004) (the “Employment Agreement”) and the consent by the Registrant to Mr. Nuti’s employment by NCR Corporation, as required under Section 9(a) of the Employment Agreement. This summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
The Registrant is furnishing herewith its press release dated August 1, 2005 disclosing second quarter results for the period ended June 30, 2005. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Management of the Registrant will host a teleconference on August 1, 2005 at 8:30 AM ET to discuss the subjects covered by the press release. Details on accessing the teleconference are contained in the press release. Audio replay of the teleconference, will be available on the Registrant’s website at http://www.symbol.com/investors from Monday, August 1, 2005 at 10:30 AM ET through August 31, 2005, on a 24 hour basis. Copies of any supplemental materials discussed on the teleconference will be available on the Registrant’s website at http://www.symbol.com/investors.
The information in this Item 2.02, the corresponding information in Item 9.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On August 1, 2005, the Registrant announced William R. Nuti’s resignation as President and Chief Executive Officer and as a member of the Registrant’s board of directors, effective as of August 1, 2005.
(c) Effective as of August 1, 2005, Salvatore Iannuzzi was appointed interim Chief Executive Officer of the Registrant. Mr. Iannuzzi was elected a director by the Registrant’s board of directors on December 15, 2003 and served as non-executive Chairman of the board of directors from December 30, 2003 until April 7, 2005. Mr. Iannuzzi resigned as non-executive Chairman of the board of directors effective as of April 7, 2005 and joined the Registrant as its Senior Vice President, Chief Administrative and Control Officer on April 11, 2005. Mr. Iannuzzi assumed the additional role of Chief Financial Officer on July 14, 2005. From March 2004 to April 2005, Mr. Iannuzzi was an independent consultant. He was employed as the Chief Administrative Officer of CIBC World Markets, Inc. from June 2000 to March 2004. From 1982 to 2000, he held several senior positions at Bankers Trust Company/Deutsche Bank, including senior control officer and head of corporate compliance.
The details of Mr. Iannuzzi’s compensation arrangements with the Registrant were disclosed under Item 5.02 of the Registrant’s Current Report on Form 8-K dated April 11, 2005 and are incorporated herein by reference. Mr. Iannuzzi does not have any family relationship with any director or executive officer of the Registrant.
A copy of a press release issued by the Registrant with respect to the foregoing management changes is filed as Exhibit 99.2 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1 Separation and Release Agreement, dated as of July 28, 2005, by and between the Registrant and William R. Nuti
99.1 Press release reporting the Registrant’s Q2 2005 Financial Results, dated August 1, 2005
99.2 Press release announcing the resignation of William R. Nuti as the Registrant’s President, Chief Executive Officer and as a member of the board of directors, dated August 1, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

August 1, 2005	By:	Salvatore Iannuzzi

Name: Salvatore Iannuzzi
Title: Senior Vice President, Chief Administrative and Financial Officer

Exhibit No.	Exhibit Description
10.1	Separation and Release Agreement, dated as of July 28, 2005, by and between the Registrant and William R. Nuti
99.1	Press release reporting the Registrant’s Q2 2005 Financial Results, dated August 1, 2005
99.2	Press release announcing the resignation of William R. Nuti as the Registrant’s President, Chief Executive Officer and as a member of the board of directors, dated August 1, 2005